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MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

Morningstar Multisector Bond Fund (the “Fund”)

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Fund, a series of Morningstar Funds Trust (the “Trust”). We encourage you to access and review all the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund. Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with existing subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders, provided that the Board of Trustees of the Trust (the “Board”) approves the arrangement.

On March 9, 2022, after consideration and evaluation of various factors and information, the Board approved the terms of a subadvisory agreement between Voya Investment Management Company, LLC (“Voya”), MIM and the Trust on behalf of the Fund dated April 1, 2022 (the “Subadvisory Agreement”), pursuant to which Voya commenced serving as a subadviser to the Fund effective May 2, 2022.

Voya is an SEC-registered investment adviser based in New York, New York. In addition to Voya, Loomis, Sayles & Company, L.P. and TCW Investment Management Company LLC continue to serve as subadvisers to the Fund. A more detailed description of Voya, its investment operations and the Subadvisory Agreement is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about July 5, 2022 to shareholders of record of the Fund as of June 30, 2022. Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. The full Information Statement will be available for printing on the Fund’s website at http://connect.rightprospectus.com/Morningstar until October 3, 2022. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, c/o D. Scott Schilling, Chief Compliance Officer, 22 W. Washington Street, Chicago, Illinois 60602, or by calling (877) 626-3224. If you would like to receive a paper or email copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

1

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

July 5, 2022

Dear Shareholders of the Morningstar Multisector Bond Fund:

We are pleased to notify you of a recent change involving the investment management of the Morningstar Multisector Bond Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”).

On March 9, 2022, after consideration and evaluation of various factors and information, the Board of Trustees of the Trust (the “Board”) approved the terms of a subadvisory agreement between Voya Investment Management Company, LLC (“Voya”), Morningstar Investment Management LLC (“MIM”) and the Trust on behalf of the Fund dated April 1, 2022 (the “Subadvisory Agreement”), pursuant to which Voya commenced serving as a subadviser to the Fund effective May 2, 2022.

Voya is a U.S. Securities and Exchange Commission (the “SEC”)-registered investment adviser based in New York, New York. In addition to Voya, Loomis, Sayles & Company, L.P. and TCW Investment Management Company LLC continue to serve as subadvisers to the Fund.

As you know, MIM, as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers that serve as subadvisers for the Fund.

Under an exemptive order (the “Exemptive Order”) from the SEC, MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders, provided that the Board approves the arrangement.

The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the addition of Voya as a subadviser for the Fund. The Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until October 3, 2022.

A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, c/o D. Scott Schilling, Chief Compliance Officer, 22 W. Washington Street, Chicago, Illinois 60602, or by calling (877) 626-3224.

I encourage you to read the attached Information Statement, which contains information about Voya, its investment operations and the Subadvisory Agreement.

Sincerely,

/s/ Daniel E. Needham

Daniel E. Needham

Trustee and President, Morningstar Funds Trust

1

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of Morningstar Funds Trust (the “Trust”) to inform shareholders about a recent change involving the investment management of the Morningstar Multisector Bond Fund (the “Fund”).

On March 9, 2022, after consideration and evaluation of various factors and information, the Board of Trustees of the Trust (the “Board”) approved the terms of a subadvisory agreement between Voya Investment Management Company, LLC (“Voya”), MIM and the Trust on behalf of the Fund, pursuant to which Voya commenced serving as a subadviser to the Fund, effective May 2, 2022. Voya, MIM and the Trust entered into a subadvisory agreement on behalf of the Fund, dated April 1, 2022 (the “Subadvisory Agreement”).

Voya is a U.S. Securities and Exchange Commission (the “SEC”)-registered investment adviser based in New York, New York. In addition to Voya, Loomis, Sayles & Company, L.P. and TCW Investment Management Company LLC continue to serve as subadvisers to the Fund.

The Subadvisory Agreement was approved by the Board upon the recommendation of MIM, without shareholder approval, as is permitted by the exemptive order issued by the SEC on August 15, 2017 (the “Exemptive Order”).

A Notice of Internet Availability of this Information Statement is being mailed on or about July 5, 2022 to shareholders of record of the Fund as of June 30, 2022. Only one Notice of Internet Availability and one Information Statement is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. If multiple security holders sharing an address are receiving multiple Notices of Internet Availability and Information Statements, however, they may request that a single copy of each be mailed by contacting the Trust at the address or phone number listed below.

This Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until October 3, 2022. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Morningstar Funds Trust, c/o D. Scott Schilling, Chief Compliance Officer, 22 W. Washington Street, Chicago, Illinois 60602, or by calling (877) 626-3224. The Fund will pay the costs associated with preparing and distributing this Information Statement to the Fund’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MIM is the investment adviser for each series of the Trust, including the Fund. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as an investment adviser (including as a subadviser) of the mutual fund. The Trust and MIM have obtained the Exemptive Order from the SEC, which permits MIM, subject to certain conditions and approval by the Board, to select new subadvisers, change the terms of agreements with existing subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders. Under the Exemptive Order, MIM acts as a manager of managers for the Fund, responsible for allocating the Fund’s assets to one or more subadvisers, overseeing the provision of portfolio management services to the Fund by the subadvisers, and recommending hiring or changing subadvisers to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or MIM (the “Independent Trustees”), authorized MIM to appoint Voya as a subadviser to the Fund and approved the new Subadvisory Agreement.

The Trust and MIM must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a subadvisory agreement, the affected fund will notify its shareholders of the changes. This Information Statement provides such notice of the change and offers details regarding Voya and the Subadvisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Adviser

MIM, located at 22 W. Washington Street, Chicago, IL 60602, serves as investment adviser to the Fund. MIM is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

MIM provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement between the Trust and MIM dated April 30, 2021 (the “Advisory Agreement”). As the Fund’s investment adviser, MIM has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and subject to review and approval by the Board, sets the Fund’s overall investment strategies. MIM is also responsible for the oversight and evaluation of each Fund’s subadvisers. MIM is responsible for hiring, terminating, and replacing subadvisers, subject to the Board’s approval. Before hiring a subadviser, MIM performs due diligence on the subadviser, including (but not limited to), quantitative and qualitative analysis of the subadviser’s investment process, risk management, and historical performance. MIM is responsible for establishing the target allocation of the Fund’s assets to each subadviser and may adjust the target allocations at its discretion. MIM is also responsible for periodically reallocating the portfolio among the subadvisers and other investments, the timing and degree of which will be determined by MIM. For providing these services to the Fund, the Trust pays MIM an advisory fee at the annual rate of 0.35% of the Fund’s average daily net assets.

MIM has contractually agreed, through at least August 31, 2023, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended) to ensure that the Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, acquired fund fees and expenses (“AFFE”), short sale dividend and interest expenses, litigation expenses, and extraordinary expenses) do not exceed 0.89% (the “Base Expense Limitation Agreement”).

In addition, MIM has contractually agreed, through at least August 31, 2023, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue

Code of 1986, as amended) to ensure that the Fund’s Total Annual Fund Operating Expenses (including AFFE but excluding taxes, interest, brokerage commissions, trading costs, short sale dividend and interest expenses, litigation expenses, and extraordinary expenses) do not exceed 0.75% (the “Supplemental Expense Limitation Agreement” and, collectively with the Base Expense Limitation Agreement, the “Expense Limitation Agreements”). Neither the Base Expense Limitation Agreement nor the Supplemental Expense Limitation Agreement may be terminated prior to August 31, 2023, unless the Board consents to an earlier revision or termination.

For the fiscal period ended April 30, 2022, pursuant to the Expense Limitation Agreements described above, MIM waived a portion of its investment advisory fees and/or made payments to limit Fund expenses. After giving effect to the Expense Limitation Agreements, for the fiscal period ended April 30, 2022, the Fund paid MIM advisory fees equal to $1,380,669.

The following Trustee and officers of the Trust are also officers and/or employees of MIM or its affiliates:

•

Daniel E. Needham serves as Trustee and President and Principal Executive Officer of the Trust and as President of Morningstar, Inc.’s (“Morningstar”) investment management group, MIM and Morningstar Investment Services LLC; and

•	D. Scott Schilling serves as Chief Compliance Officer (“CCO”), Anti-Money Laundering (“AML”) Compliance Officer, and Secretary of the Trust and as Global CCO at Morningstar.

The address of these individuals is 22 W. Washington Street, Chicago, Illinois 60602.

Voya

Voya is a Delaware limited liability company with principal offices located at 230 Park Avenue, New York, NY 10169. Voya is registered as an investment adviser with the SEC and was founded in 1972. Voya is a wholly owned indirect subsidiary of Voya Financial, Inc., which is located at 230 Park Avenue, New York, NY 10169. As of May 24, 2022, Calamos Strategic Total Return Fund held 17.0% and BlackRock, Inc. held 10.9% of Voya Financial, Inc. The address of Calamos Strategic Total Return Fund is 2020 Calamos Court, Naperville, IL 60503 and the address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

Voya is not an affiliated person of the Trust or MIM and will discharge its responsibilities subject to the oversight of MIM. Voya will be compensated out of the fees MIM receives from the Fund. There will be no increase in the advisory fees paid by the Fund to MIM as a consequence of the approval of the Subadvisory Agreement. The fees paid by MIM to Voya depend upon the fee rates that were negotiated with Voya by MIM.

Voya Investment Management Co. LLC serves as sub-adviser to the Voya Investment Grade Credit Fund, which has a similar investment objective and investment grade strategy as that of the Fund. The Voya Investment Grade Credit Fund had assets of $211.75 million as of March 31, 2022. The management fee for the Voya Investment Grade Credit Fund is 0.50, 0.18 of which is paid to Voya Investment Management Co. LLC.

The name and principal occupation of the principal executive officers and directors of Voya are listed below. The address of each principal executive officer, as it relates to the person’s position with Voya, is 230 Park Avenue, New York, NY 10169.

Name	Position(s) with Voya
Christine L. Hurtsellers	Chief Executive Officer and Chairwoman
Michael B. Pytosh	Co-Chief Investment Officer of Equities & Senior Managing Director
Paul Zemsky	Chief Investment Officer of Mass & Senior Managing Director
Amir Sahibzada	Chief Risk Officer & Managing Director
Michael A. Bell	Chief Financial Officer & Managing Director
Matthew Toms	Chief Investment Officer of Fixed Income and Proprietary Investments & Senior Managing Director
James M. Fink	Chief Administrative Officer & Managing Director
Dina Santoro	Chief Operating Officer & Senior Managing Director
Huey Falgout	Head of IM Legal & Managing Director
Jacob Tuzza	Head of Distribution & Senior Managing Director
Micheline Faver	Chief Compliance Officer & Senior Vice President
Vincent Costa	Co-Chief Investment Officer of Equities & Senior Managing Director

No officer or Trustee of the Trust is an officer, employee, director, general partner, or shareholder of Voya. In addition, since the beginning of the Trust’s most recently completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which Voya, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of the Trust’s most recently completed fiscal year, none of the Trustees purchased or sold securities of Voya or its parents or subsidiaries.

The following Voya portfolio managers will be primarily responsible for the day-to-day management of Voya’s allocated portion of the Fund’s portfolio:

Anil Katarya, CFA– Anil Katarya is global head of investment grade credit and senior portfolio manager at Voya. Anil has been with Voya for 22 years and has 24 years of investment experience. Previously at Voya, Anil was the head of credit portfolio management and served as a portfolio manager and credit analyst on the investment grade team. Prior to joining Voya, Anil was a financial analyst for Mirant Inc. He earned an MBA from Georgia State University and a BS in mechanical engineering from Kurukshetra University, India. He is a CFA® Charterholder. Katarya has served as a portfolio manager for the Fund since May 2022.

Travis King, CFA— Travis King is head of U.S. investment grade corporates at Voya. Travis has been with Voya for 17 years and has 24 years of investment experience. Prior to joining Voya, he was a senior fixed income analyst with Reams Asset Management. Travis earned an MBA from Memorial University, Canada and a BBA from James Madison University. He is a CFA® Charterholder. King has served as a portfolio manager for the Fund since May 2022.

The Subadvisory Agreement

As noted above, the Subadvisory Agreement was approved by the Board at its meeting on March 9, 2022, which was called for the purpose, among other reasons, of approving the Subadvisory Agreement. The Subadvisory Agreement provides that it will terminate automatically in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Advisory Agreement, except as otherwise provided by applicable law or the Exemptive Order.

Under the terms of the Subadvisory Agreement, Voya makes investment decisions for the portion of the assets of the Fund allocated to it by MIM (the “Voya Segment”). Voya, subject to the oversight of MIM and the Board, is responsible for, among other things: (i) conducting a continuous program of investment, evaluation, and, if appropriate, sale and reinvestment of the Voya Segment’s assets; (ii) making investment decisions; and (iii) placing orders for the investment and reinvestment of the Voya Segment’s assets, subject to the stated investment policies and restrictions of the Fund as set forth in its prospectus and statement of additional information, as supplemented or amended from time to time, and subject to the directions of MIM and the Board.

The Subadvisory Agreement also provides that Voya is responsible for expenses related to its activities. Voya is not responsible for the expenses of the Trust, the Fund and MIM, including, but not limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith; expenses of holding or carrying the Voya Segment’s assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Voya Segment’s assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of Voya); expenses for legal, accounting, and auditing services rendered to the Trust or the Fund; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates, and distribution dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents, and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses of the Trust or the Fund. The Subadvisory Agreement provides for Voya to be compensated from the fees that MIM receives from the Fund based on the average daily net assets of the Fund that are allocated to Voya.

The Subadvisory Agreement may be terminated at any time, without the payment of any penalty: (i) by vote of a majority of the Board, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by MIM, in each case, upon not less than sixty days’ written notice to Voya; (ii) by MIM or Voya immediately upon written notice to the other party in the event of a material breach of any provision of the Subadvisory Agreement by the other party; or (iii) by Voya upon not less than sixty days’ written notice to MIM and the Trust.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of Voya or a reckless disregard of its duties thereunder, Voya, its affiliates, and its control persons shall not be subject to any expenses or liability to MIM, the Trust, or the respective Fund, in connection with the matters to which the Subadvisory Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding, or sale of the Voya Segment’s assets.

MIM’s Recommendation and the Board’s Consideration

MIM recommended Voya as a subadviser to the Fund as it believes Voya is suited to manage a strategy within the Fund that will help the Fund meet its overall investment objective. In managing that strategy, Voya will employ an Investment Grade Credit Strategy (the “Strategy”). The Strategy takes a total return approach, offering a comprehensive approach to investing in the full range of investment grade U.S. corporate bonds. The strategy has an objective to maximize total return through a combination of current income and capital appreciation while typically maintaining duration within approximately 10% above the Bloomberg U.S. Corporate Index.

Prior to approving the Subadvisory Agreement, the Board considered materials and presentations related to the Subadvisory Agreement. Among the topics addressed by these materials and presentations were:

•	The services Voya would provide to the Fund.

•	The proposed investment approach for the Fund to be carried out by Voya.

•	The due diligence conducted on Voya by Morningstar, and Morningstar’s reasons for recommending Voya and the Subadvisory Agreement.

•	The due diligence conducted by the Trust’s Chief Compliance Officer with regard to compliance programs and capabilities.

•	The proposed fees to be paid to Voya.

Throughout the approval process, the Independent Trustees received assistance from independent counsel. The Independent Trustees met separately with independent counsel. The Independent Trustees also met with and interviewed officers of MIM and Voya.

Factors Considered

In making their determination, the Board considered multiple factors. The Board did not quantify or assign relative weights to the factors. Each member of the Board may have assigned different weights to the factors.

The factors considered included:

•	The form of the proposed Subadvisory Agreement.

•	The fairness of the compensation under the Fund’s investment advisory agreement and the Subadvisory Agreement.

•	The expense ratio to be borne by shareholders, considering the combined effect of the pricing structure of the Fund and existing fee waivers and expense reimbursements.

•	MIM’s investment principles.

•	The nature, extent and quality of services that Voya would provide and would be expected to provide to the Fund.

•

The background, experience, personnel, operations, technology, policies, procedures and compliance functions of Voya, including its experience as a manager of other funds and accounts, its investment management approaches and resources, its financial condition and its reputation in the industry.

•	The compatibility of Voya’s operations, policies, procedures and compliance functions with those of MIM and other service providers to the Fund.

•	The Trust’s Chief Compliance Officer’s review of the compliance programs and capabilities of Voya, including the policies and procedures in place to address actual and potential conflicts of interest.

•	MIM’s risk management program, especially those aspects of the program related to selecting and overseeing Voya.

•	The proposed use of derivatives and other complex instruments to carry out the Fund’s investment goals.

•	Voya’s risk management program.

•	Profitability matters and economies of scale.

The following discussion reviews some of the primary components of the Board’s decision to approve the Subadvisory Agreement. This discussion is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.

Services Provided

The Board reviewed the Fund’s investment goal, Voya’s proposed investment strategy to achieve that goal, and Voya’s ability to implement that investment strategy.

The Board took note of the responsibilities that Voya would have with respect to the portion of the Fund’s assets allocated to Voya by MIM. These responsibilities include implementing the investment strategies for that portion of the Fund’s assets and ensuring compliance with the investment policies and limitations. The Board considered Voya’s performance managing other investment products, including other mutual funds, with similar investment strategies.

The Board reviewed the portfolio management team assigned to the Fund by Voya and considered the team’s past performance and skills, along with overall staffing levels.

Based on their review, the Board was satisfied with the nature, extent and quality of the overall services to be provided by Voya to the Fund and its shareholders. The Board was confident in the abilities of Voya to implement the proposed investment strategy and to provide quality services to the Fund and its shareholders.

Investment Performance

The Board noted that, as Voya had not provided any services to the Fund, there was no investment performance of Voya with respect to the Fund. As noted, the Board considered the investment performance of Voya in managing other investment products, including other mutual funds, with similar investment strategies. The Board also considered the performance benchmark for the Fund recommended by MIM, and how the benchmark’s constituents would be used to evaluate the future performance of Voya.

The Costs of the Services and Fund Expenses

The Board considered the anticipated cost of the services to be provided and the anticipated profits or losses to be realized by Voya from a relationship with the Fund. The Board noted that it could not evaluate Voya’s profitability with respect to the Fund since no assets had yet been allocated to Voya.

In considering the appropriateness of the investment advisory fee to be charged to the Fund, the Board reviewed the proposed fee in light of the nature, extent and quality of the investment advisory services expected to be provided by MIM and Voya, as discussed above. The Board considered the allocation of the investment advisory fee between MIM and Voya in light of their respective responsibilities and noted that the subadvisory fees would be paid by MIM to Voya and would not be additional fees borne by the Fund. The Board also noted that the subadvisory fees to be paid by MIM to Voya were the product of arms-length negotiations between MIM and Voya.

With respect to the impact on MIM’s profitability as a result of hiring Voya as a subadviser to the Fund, the Board considered the fee waiver and expense limitation arrangements in effect and MIM’s belief that the hiring of Voya will not have any demonstrable impact on MIM’s profitability.

The Board considered other actual and potential benefits (often called “fall-out benefits”) that accrue to Voya from managing the Fund. These benefits include the acquisition and use of research services by Voya with commissions generated by the Fund (known as “soft dollar” arrangements). The Board noted that soft dollar arrangements may result in the Fund bearing costs to purchase research that may be used by Voya with other clients and may reduce Voya’s expenses. The Board also considered reviews undertaken by the Trust’s Chief Compliance Officer concluding that these arrangements are consistent with regulatory requirements.

Based upon its consideration of all these factors, the Board determined that the subadvisory fee structure was fair and reasonable.

Economies of Scale

The Board considered economies of scale that may be realized by Voya as the Fund grows larger and the extent to which these economies would be shared with the Fund’s shareholders, including through increased services to the Funds, through expense limitation arrangements, or through fee or expense ratio reductions (such as breakpoints in the fee schedule). The Board noted that MIM had implemented an expense limitation arrangement which has been and will continue to re-evaluated periodically. Because of the limiting operating history of the Fund, the Board concluded that economies of scale were difficult to evaluate at this time.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Board—including a majority of the Independent Trustees with the assistance of independent counsel— approved the Subadvisory Agreement and concluded that the subadvisory fee structure provided for in the Subadvisory Agreement was fair and reasonable.

Voya, MIM and the Trust entered into the Subadvisory Agreement on April 1, 2022. Voya began managing the assets of the Fund allocated to it by MIM on May 2, 2022. MIM determined that the initial target percentage of the Fund’s assets allocated to Voya would be at or near 28 percent.

GENERAL INFORMATION

Administrative and Accounting Services

The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, serves as the Trust’s administrator and provides administrative and accounting services necessary for the operation of the Fund, including assistance in the preparation of financial reports to shareholders; reporting fund performance; support with respect to routine regulatory examinations of the Fund; assistance in preparing Fund expense projections and establishing accruals; arranging for the computation of data, including daily calculation of the Fund’s net asset value; preparation for signature by an officer of the Trust of certain documents required to be filed for compliance by the Trust with applicable laws and regulations including those of the SEC; preparation of tax returns; certain accounting, clerical and bookkeeping services; arranging for the maintenance of books and records of the Trust; and providing, at its own expense, office facilities, equipment, and personnel necessary to carry out its duties.

Principal Distribution Arrangements

Foreside Fund Services, LLC (“Foreside”), located at Three Canal Plaza, Suite 100, Portland, ME 04101, acts as principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between Foreside and the Trust, on behalf of the Fund, Foreside acts as the Trust’s principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Fund’s shares. Foreside is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.

Payments to Affiliated Brokers

For the fiscal year ended April 30, 2022, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of May 31, 2022, the Fund had 18,965,737 outstanding shares, and net assets of $171.6 million. The owners of more than 5% of the outstanding shares of the Fund as of May 31, 2022, are listed below:

Morningstar Multisector Bond Fund

Name and Address	Shares	% Ownership	Type of Ownership
National Financial Services LLC FTEB Our Clients 499 Washington Blvd Jersey City, NJ 07310	9,243,386.890	48.65%	Record
LPL Financial FBO Customer Accounts P.O. Box 509046 Attn Mutual Fund Operations San Diego, CA 92150	3,074,635.449	16.18%	Record
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	2,552,018.395	13.43%	Record
Charles Schwab & Co Inc. Special Custody A/C FBO Customers 211 Main Street San Francisco, CA 94105	2,133,626.429	11.23%	Record
TD Ameritrade Inc. FBO Our Clients PO Box 2226 Omaha, NE 68103-2226	1,299,518.954	6.84%	Record

SHAREHOLDER REPORTS

Additional information about the Fund is available in the Trust’s annual report to shareholders for the period ended April 30, 2022, and updated information will soon be available in the Trust’s annual report to shareholders for the period ended April 30, 2022. In the Trust’s annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. A copy of the Trust’s most recent shareholder reports may be obtained, without charge, and a shareholder may notify the Trust of his or her instructions for future receipt of shareholder reports by writing to Morningstar Funds Trust, c/o D. Scott Schilling, Chief Compliance Officer, 22 W. Washington Street, Chicago, Illinois 60602, or by calling (877) 626-3224. Only one shareholder report will be delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. If multiple security holders sharing an address are receiving multiple shareholder reports, however, they may request that a single copy be mailed instead by contacting the Trust at the address or phone number listed above.